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                                                                    EXHIBIT 9.22
                                 March __, 1996


                         Nicholas-Applegate Mutual Funds
                          600 West Broadway, 30th Floor
                          San Diego, California  92101

PFPC Inc.
103 Bellevue Parkway
Wilmington, Delaware  19809

Ladies and Gentlemen:

       Reference is made to the Accounting Services Agreement between us dated as of April 1, 1993 (the "Agreement").

       Pursuant to Section 2 of the Agreement, we wish to add the following Portfolio to the Agreement: Nicholas-Applegate Value Institutional Portfolio.

       Please indicate your acceptance of this addition by signing the letter below and returning a copy to us. Thank you for your assistance regarding this matter.

                         Very truly yours,



                         E. Blake Moore, Jr.
                         Secretary

APPOINTMENT ACCEPTED:

PFPC INC.


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